Exhibit 10.12

[Form of]

North Shore Bank

AMENDED AND RESTATED DIRECTORS’ RETIREMENT PLAN

1. PURPOSE. It is the purpose of this Plan to recognize and reward Directors for services and contributions to the North Shore Bank. Subject to the terms of the Plan, Directors will receive a continuing benefit from the Bank upon retirement or death. This Plan amends and restates in its entirety the North Shore Bank Director Fee Continuation Plan.

2. DEFINITIONS.

(a) Bank shall mean North Shore Bank, a co-operative Bank, organized and existing under the laws of The Commonwealth of Massachusetts, and any present or future parents, subsidiaries or affiliates.

(b) Director(s) shall mean persons duly elected as such and who are not compensated employees of the Bank.

(c) Plan shall mean the terms, conditions and benefits provided by this document and any amendment or restatement of this document.

(d) Year of Service shall mean service as a Director for any full calendar year with the Bank or any bank that is a corporate predecessor to the Bank. The year of election shall be deemed a full year.

(e) Retirement shall mean termination of services as a Director for any reason other than death, disability or cause.

(f) Cause shall mean the Director’s deliberate dishonesty with respect to the Bank or any subsidiary or affiliate thereof; conviction of a crime involving moral turpitude; or gross and willful failure to perform (other than on account of a medically determinable disability which renders the Director incapable of performing such services) a substantial portion of the Director’s duties and responsibilities as a Director of the Bank.

(g) Effective Date - The Effective Date of this Plan shall be July 1, 2000.

(h) Normal Retirement Age shall mean the age of sixty-five (65).

(i) Participant shall mean a Director who has been duly elected as such and has not waived participation in the Plan.

(j) Beneficiary shall mean the person(s) or trust designated (in writing) by a Participant to receive benefits pursuant to this Plan in the event of such Participant’s death. If no Beneficiary is designated, the Beneficiary shall be the Participant’s surviving spouse, if living, otherwise the Participant’s estate shall be the Beneficiary.

3. PLAN BENEFITS

(a) Retirement. At Normal Retirement Age, or any age thereafter, a Participant who is no longer serving as a Director and has completed ten (10) Years of Service and has not been terminated for Cause shall receive an annual amount equal to Five Hundred dollars ($500) for each Year of Service up to a maximum of twenty (20) years, payable annually for a period of ten (10) years.

(b) Early Retirement. Except as otherwise provided in Paragraph 4(a) below, in the event a Participant’s service is terminated prior to Normal Retirement Age for reasons other than Cause or death, and the Participant had completed ten (10) Years of Service as a Director, the Participant shall receive the benefit described in Paragraph 3(a) above, commencing at Normal Retirement Age.

(c) Death.

(i) If a Participant dies while serving as a Director and had completed five (5) Years of Service as a Director, the Participant’s Beneficiary will be entitled to a death benefit consisting of the death benefit specified in, and payable pursuant to, the Director’s Split Dollar Agreement with the Bank (the “Split Dollar Agreement”).

(ii) If a Participant dies after having had retired from service following completion of ten (10) Years of Service and had not been terminated for Cause, the Participant’s Beneficiary will be entitled to a death benefit consisting of:

(A) the death benefit specified in, and payable pursuant to, the Director’s Split Dollar Agreement with the Bank (the “Split Dollar Agreement”); plus

(B) the amount, if any, by which the actuarial equivalent of benefits that remain payable under Paragraph 3(a), 3(b), or 4(a) of this Plan, exceeds such death benefit payable pursuant to the Split Dollar Agreement.

The payment described in Paragraph 3(c)(A) shall be payable by the insurer pursuant to the terms of the Split Dollar Agreement. The payment described in Paragraph 3(c)(B) shall be payable by the Bank, as a lump sum payment to be made not later than ninety (90) days following the date of the payment described in Paragraph 3(c)(A).

(d) Termination for Cause. In the event a Participant’s service as a Director is terminated for Cause, as defined herein, the Participant shall not be entitled to any benefit under this Plan.

4. MISCELLANEOUS

(a) Change of Control. A “Change in Control” will be deemed to have occurred if:

(1) During any period of two consecutive years, individuals who are Continuing Directors (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors of the holding company of the Bank (the “Holding Company”) or the Bank. For this purpose, a “Continuing Director” shall mean (x) an individual who was a Director of the Holding Company or the Bank at the beginning of such period or (y) any new Director (other than a director designated by a person who has entered into, or made a bona-fide offer to enter into, any agreement with the Bank to effect an acquisition, merger or consolidation) whose election by the Board or nomination for election to the Board of the Holding Company or the Bank was approved by a vote of at least two-thirds (2/3) of the Directors (of the Holding Company or the Bank, as the case may be) then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved; or

(2) The Directors of the Holding Company or the Bank approve a merger or consolidation of the Holding Company or the Bank with any other bank or corporation, or

(3) The present procedure pursuant to which the Corporators of the Holding Company elect the Corporators and the Board of Directors of the Holding Company is revised by state or federal statute or regulation; or

(4) The Bank or a holding company for the Bank issues shares to the public (through a minority offering or a full conversion to stock form).

Any Participant whose service as a Director is terminated within one year of a Change in Control shall be deemed to have retired (and not been terminated for Cause) and shall be entitled to receive a benefit pursuant to Paragraph 3(a) regardless of whether he has completed ten (10) Years of Service. For purposes of determining the amount of the benefit to be paid, the Director shall be given credit for all actual Years of Service, as well as the additional Years of Service, if any, the Director would have attained had he remained a Director until age 65. As an example, if a Director aged 60 is terminated immediately following a Change in Control after having served for 3 years as a Director, he would be entitled to receive a benefit based upon eight (8) Years of Service (the 3 actual Years of Service plus the 5 Years of Service he would have attained had he remained a Director until age 65). Payment of such benefit shall be made in a lump sum and shall be paid no later than thirty (30) days following termination of service.

(b) Plan Continuation. The Bank shall not merge or consolidate into or with another organization, or reorganize, or sell substantially all of its assets to another organization, firm or person unless and until such succeeding or continuing organization, firm or person agrees to assume and discharge the obligations of the Bank under this Plan. Upon the occurrence of such event, the term “Bank” as used in this Plan shall be deemed to refer to such successor or survivor organization.

(c) Plan Amendment or Termination. This Plan may be amended or terminated by a two-thirds vote of all Directors, but any such amendment or termination shall not affect or change rights or obligations incurred up to the time of such amendment or termination, including specifically, but without limitation, those rights continued in Paragraph 4.

This Plan shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

This Plan supersedes in its entirety the North Shore Bank Director Fee Continuation Plan, effective July 1, 2000.

In witness thereof, the Bank has caused this plan to be executed by its duly authorized officer effective as of the day and year first written (the Effective Date).

NORTH SHORE BANK

By:	/s/ Francis J. McCormack
Francis J. McCormack, CEO
Date:	4/22/07

FIRST AMENDMENT TO

NORTH SHORE BANK

AMENDED AND RESTATED

DIRECTORS’ RETIREMENT PLAN

A. The North Shore Bank Amended and Restated Directors’ Retirement Plan (the “Plan”) is hereby amended as follows:

1.
Section 2(d) is hereby amended by adding the following sentence at the end thereof:

“With respect to a Director who is a former director of Saugusbank and who has not participated in the Saugusbank, a Co-Operative Bank, Supplemental Director Retirement Plan (the ‘SB Retirement Plan’), the term ‘Year of Service’ shall also include service as a director of Saugusbank for any full calendar year.”

2.
Section 3(a) is hereby amended by deleting the words “Five Hundred dollars ($500)” and replacing them with “Seven Hundred Twenty dollars ($720)”.
3.
Section 3(a) is hereby further amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, (i) any individual serving as a Director on the effective date of this First Amendment and who will reach the Bank’s mandatory retirement age prior to having completed ten (10) Years of Service shall be credited with a minimum of ten (10) Years of Service under the Plan upon his retirement after reaching such mandatory retirement age; and (ii) a Director who is a former director of Saugusbank and who has participated in the SB Retirement Plan shall not accrue any Years of Service or benefit under this Plan unless the benefit formula under this Plan is increased such that it would allow such Director to receive an annual retirement benefit in excess of $14,400 per year for at least ten (10) years, but in no event would such Director be entitled to receive benefits under both the SB Retirement Plan and this Plan.”

B. Except as amended herein, the Plan is confirmed in all other respects.

C. This First Amendment shall become effective upon the consummation of the closing of the transactions contemplated under the Agreement and Plan of Merger by and among North Shore Bancorp, North Shore Bank and Saugusbank, a Co-Operative Bank dated as of February 12, 2014.

IN WITNESS WHEREOF, the Bank has caused this First Amendment to be executed by its duly authorized officer this 19th day of August, 2014.

NORTH SHORE BANK

By:	/s/ David J. LaFlamme
David J. LaFlamme
President and Chief Executive Officer

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Exhibit 10.12

SECOND AMENDMENT TO THE

NORTH SHORE BANK

AMENDED AND RESTATED DIRECTOR’S RETIREMENT PLAN

This SECOND AMENDMENT (the “Second Amendment”) is made as of this 17th day of September, 2019 (the “Effective Date”) by North Shore Bank, a co-operative bank organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”).

WHEREAS, the Bank adopted the North Shore Bank Amended and Restated Director’s Retirement Plan, effective as of July 1, 2000, subsequently amended by that First Amendment thereto, effective as of September 1, 2014 (collectively, the “Plan”);

WHEREAS, Section 4(c) of the Plan permits Bank to amend the Plan by a two-thirds (2/3) vote of all the Directors of the Bank’s Board of Directors (the “Board”);

WHEREAS, North Shore Bancorp, a Massachusetts mutual holding company and parent of the Bank (“North Shore”), the Bank, Beverly Financial, MHC (“Beverly Financial”), a Massachusetts mutual holding company, and Beverly Bank, a Massachusetts co-operative bank and the wholly-owned subsidiary of Beverly Financial (“Beverly Bank”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 8, 2019, pursuant to which Beverly Financial will merge with and into North Shore, and Beverly Bank will merge with and into the Bank (the “Transaction”);

WHEREAS, Section 5.13(c) of the Merger Agreement provides that North Shore and the Bank shall amend the Plan to provide service crediting to certain Directors of Beverly Financial for prior years of service with Beverly Financial; and

WHEREAS, the Bank desires to amend the Plan as herein provided, effective as of, and conditioned upon, the Closing (as such term is defined in the Merger Agreement) of the Transaction.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of, and conditioned upon, the Closing of the Transaction:

1.
Section 3 of the Plan is hereby amended by inserting the following as a new paragraph (e) thereto:

“(e) Special Rule for Designated Beverly Financial Directors. North Shore Bancorp, a Massachusetts mutual holding company and parent of the Bank (“North Shore”), Bank, Beverly Financial, a Massachusetts mutual holding company MHC (“Beverly Financial”), and Beverly Bank, a Massachusetts co-operative bank and the wholly-owned subsidiary of Beverly Financial (“Beverly Bank”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 8, 2019, pursuant to which Beverly

Financial will merge with and into North Shore, and Beverly Bank will merge with and into the Bank (the “Transaction”). In connection with the Transaction, with respect to those individuals who were directors of Beverly Financial who become directors of Bank, as listed in Appendix A hereto (the “Designated Beverly Financial Directors”), such individual’s prior service with Beverly Financial shall be counted towards the calculation of such Designated Beverly Financial Director’s Years of Service with the Bank for vesting purposes under this Plan, but not for benefit accrual purposes. The Designated Beverly Financial Directors shall begin accruing benefits under the Plan commencing with the Year of Service in which the Effective Date (as such term is defined in the Merger Agreement) occurs, without reduction for a fractional year. For the avoidance of doubt and notwithstanding anything to the contrary contained herein, a Designated Beverly Financial Director will be credited with his or her first Year of Service for benefit accrual purposes only if he or she continues to serve as a Director of the Bank from the Effective Date through December 31, 2019, and will be credited with an additional Year of Service for benefit accrual purposes for each completed Year of Service occurring thereafter.”

2.
Except as expressly amended by this Second Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Plan as of the day and year first above written.

NORTH SHORE BANK, A CO-OPERATIVE BANK

By: /s/ Jonathan Bursaw

Chairman of the Board

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THIRD AMENDMENT TO THE

NORTH SHORE BANK AMENDED AND RESTATED

DIRECTOR’S RETIREMENT PLAN

This THIRD AMENDMENT (the “Third Amendment”) is made as of this 20th day of August, 2024 (the “Effective Date”) by North Shore Bank, a co-operative bank organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”).

WHEREAS, the Bank adopted the North Shore Bank Amended and Restated Director’s Retirement Plan, effective as of July 1, 2000, and was subsequently amended by the First Amendment thereto, effective as of September 1, 2014, and was subsequently amended by the Second Amendment thereto, effective as of September 17, 2019 (collectively, the “Plan”);

WHEREAS, Section 4(c) of the Plan permits the Bank to amend the Plan by a two-thirds (2/3) vote of all the Directors of the Bank’s Board of Directors (the “Board”); and

WHEREAS, the Bank now wishes to amend the Plan’s death benefit provisions to expressly provide that the Bank shall fund the death benefit obligation in the event that a Director’s death benefit is not insured by a split dollar agreement and such Director has entered into a death benefit agreement.

NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date written above:

1. Section 3(c) of the Plan is hereby amended by deleting that section in its entirety and replacing that language with the following new language:

“(c) Death

(i)
If a Participant dies while serving as a Director and had completed five (5) Years of Service as a Director, the Participant’s Beneficiary will be entitled to a death benefit consisting of the death benefit specified in, and payable pursuant to the Director’s Split Dollar Agreement with the Bank (the “Split Dollar Agreement”) or the Director’s Death Benefit Agreement with the Bank (the “Death Benefit Agreement”), as applicable.
(ii)
If a Participant dies after having had retired from service following completion of ten (10) Years of Service and had not been terminated for Cause, the Participant’s Beneficiary will be entitled to a death benefit consisting of:
(A)
The death benefit specified in and payable pursuant to the Split Dollar Agreement or the Death Benefit Agreement, as applicable; plus
(B)
The amount, if any, by which the actuarial equivalent of benefits that remain payable under Paragraph 3(a), 3(b) or 4(a) of this Plan, exceeds such death benefit payable pursuant to the Split Dollar Agreement or the Death Benefit Agreement, as applicable.

The payment described in Paragraph 3(c)(ii)(A) shall be payable by the insurer pursuant to the terms of the Split Dollar Agreement, or payable by the Bank pursuant to the terms of the Death Benefit Agreement, as applicable. The payment described in Paragraph 3(c)(ii)(B) shall be payable by the Bank, as a lump sum payment to be made not later than ninety (90) days following the date of the payment described in Paragraph 3(c)(ii)(A).”

2. Except as expressly amended by this Third Amendment, the Plan in all other respects remains in full force and effect and is hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Third Amendment to the Plan as of the day and year first written above.

NORTH SHORE BANK, A CO-OPERATIVE BANK
By:	Kevin M. Tierney, Sr.
Kevin M. Tierney, Sr., Chief Executive Officer

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ENDORSEMENT METHOD

NON-EQUITY SPLIT DOLLAR AGREEMENT

(Pursuant to Directors’ Retirement Plan)

This Agreement, made as of the 22nd day of December 2014, by and between North Shore Bank, a Co-operative Bank organized and existing under the laws of the Commonwealth of Massachusetts (the “Bank”), and Timothy F. Clarke (the “Director”)

WITNESSETH THAT:

WHEREAS, the Bank is the owner of one or more life insurance policies on the life of the Director, as listed in Schedule A attached hereto (herinafter referred to as the “Policy”); and

WHEREAS, the Bank has adopted an Amended and Restated Directors’ Retirement Plan, as amended, first effective July 1, 2000 (“Directors’ Retirement Plan” or the “Plan”) providing for, among other things, certain limited death benefits to the Director's beneficiary, upon his death;

NOW, THEREFORE, the Bank agrees to make the Policy subject to this Agreement as follows:

1. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement. The Bank shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including without limitation the right to surrender the Policy at any time and the right to decrease the amount of the death benefit under the Policy.

2. Dividends, if any, declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Director. The parties hereto agree that the dividend election provisions, if any, of the Policy shall conform to the provisions hereof.

3. The Policy shall be an asset of the Bank. The Director has no rights under the Policy other than to name one or more beneficiaries for his share of the death benefit as provided in Section 5 below.

4. Upon the death of the Director, the Bank shall promptly take all action necessary to facilitate the payment of the death benefits provided under the Policy and this Agreement.

5. The Director shall have the unqualified right to designate (by notice in writing to the Treasurer of the Bank) a personal beneficiary for a portion of the death benefit provided by the Policy (the “Director’s Beneficiary”). Upon the death of the Director:

(i) if death has occurred while the Director is still serving as a Director of the Bank and the Director had completed five (5) Years of Service (as defined in the Plan) as a Director, $144,000 shall be paid directly by the insurer to the Director’s Beneficiary; or

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(ii) if death has occurred following termination of service as a Director of the Bank and the Director had completed ten (10) Years of Service (as defined in the Plan) as a Director and not been terminated for Cause (each as defined in the Plan) $10,000 shall be paid directly by the insurer to the Director’s Beneficiary.

In the event that death has occurred and neither the requirements of (i) or (ii) above are met (that is, death has occurred while the Director is still serving but has not yet completed five (5) Years of Service, or death has occurred following termination of service but the Director had not completed ten (10) Years of Service prior to such termination) no amount shall be paid to the Director’s Beneficiary, and this Agreement shall terminate pursuant to Section 11 below.

6. The balance of the death benefit under the Policy shall be paid directly by the insurer to the Bank.

7. The Director understands that pursuant to this Agreement he will receive a taxable benefit relating to the insurance being provided under this Agreement as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Director the amount of imputed income received each year, which will be determined pursuant to IRS Notice 2002-8, or any subsequent applicable authority.

8. This Agreement is subject to the Plan. To the extent of any inconsistencies between the Plan, as in effect from time to time, and this Agreement, the provisions of the Plan shall be controlling. Except insofar as this Agreement may be amended or modified by reason of amendment or termination of the Plan, this Agreement may not be amended, altered or modified except by a written instrument signed by both of the parties hereto and may not be otherwise terminated except as provided herein.

9. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors, assignees, heirs, executors, administrators and beneficiaries.

10. Except as may be preempted by ERISA, this Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11. This Agreement shall terminate upon the earlier to occur of: (i) the Director’s death and the payment of proceeds pursuant to Section 5 of this Agreement, or (ii) the termination of the Policy (as listed at Exhibit A hereto) for any reason other than death. This Agreement shall also terminate in connection with termination or amendment of the Plan under certain circumstances, to the extent such termination is permitted by the terms of the Plan.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its officer thereunto duly authorized and the Director has hereunto set his hand all as of the day and year first above written.

NORTH SHORE BANK, A CO-OPERATIVE BANK		DIRECTOR

By:	/s/ David J. LaFlamme	/s/ Timothy F. Clarke
Title:	CEO

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ENDORSEMENT METHOD

NON-EQUITY SPLIT DOLLAR AGREEMENT

(pursuant to Directors’ Retirement Plan)

This Agreement, made as of the 1st day of February, 2012, by and between North Shore Bank, a Co-operative Bank organized and existing under the laws of The Commonwealth of Massachusetts (the “Bank”), and Timothy F. Clarke (the “Director”).

WITNESSETH THAT:

WHEREAS, the Bank is the owner of one or more life insurance policies on the life of the Director as listed in Schedule A attached hereto (herinafter referred to as the “Policy”); and

WHEREAS, the Bank has adopted an Amended and Restated Directors’ Retirement Plan, first effective July 1, 2000 (“Directors’ Retirement Plan” or the “Plan”) providing for, among other things, certain limited death benefits to the Director's beneficiary upon his death;

NOW, THEREFORE, the Bank agrees to make the Policy subject to this Agreement as follows:

1. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement. The Bank shall be the sole and absolute owner of the Policy and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, including without limitation the right to surrender the Policy at any time and the right to decrease the amount of the death benefit under the Policy.

2. Dividends, if any, declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Director. The parties hereto agree that the dividend election provisions, if any, of the Policy shall conform to the provisions hereof.

3. The Policy shall be an asset of the Bank. The Director has no rights under the Policy other than to name one or more beneficiaries for his share of the death benefit as provided in Section 5 below.

4. Upon the death of the Director, the Bank shall promptly take all action necessary to facilitate the payment of the death benefits provided under the Policy and this Agreement.

5. The Director shall have the unqualified right to designate (by notice in writing to the Treasurer of the Bank) a personal beneficiary for a portion of the death benefit provided by the Policy (the “Director’s Beneficiary”). Upon the death of the Director:

(i) if death has occurred while the Director is still serving as a Director of the Bank and the Director had completed five (5) Years of Service (as defined in the Plan) as a Director, $100,000 shall be paid directly by the insurer to the Director’s Beneficiary; or

(ii) if death has occurred following termination of service as a Director of the Bank and the Director had completed ten (10) Years of Service (as defined in the Plan) as a Director and not been terminated for Cause (each as defined in the Plan), $10,000 shall be paid directly by the insurer to the Director’s Beneficiary.

In the event that death has occurred and neither the requirements of (i) or (ii) above are met (that is, death has occurred while the Director is still serving but has not yet completed five (5) Years of Service, or death has occurred following termination of service but the Director had not completed ten (10) Years of Service prior to such termination) no amount shall be paid to the Director’s Beneficiary, and this Agreement shall terminate pursuant to Section 11 below.

6. The balance of the death benefit under the Policy shall be paid directly by the insurer to the Bank.

7. The Director understands that pursuant to this Agreement he will receive a taxable benefit relating to the insurance being provided under this Agreement as required by the Internal Revenue Service. The Bank (or its administrator) will report to the Director the amount of imputed income received each year, which will be determined pursuant to IRS Notice 2002-8, or any subsequent applicable authority.

8. This Agreement is subject to the Plan. To the extent of any inconsistencies between the Plan, as in effect from time to time, and this Agreement, the provisions of the Plan shall be controlling. Except insofar as this Agreement may be amended or modified by reason of amendment or termination of the Plan, this Agreement may not be amended, altered or modified except by a written instrument signed by both of the parties hereto and may not be otherwise terminated except as provided herein.

9. This Agreement shall be binding upon and inure to the benefit of the Bank and its successors, assignees, heirs, executors, administrators and beneficiaries.

10. Except as may be preempted by ERISA, this Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

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11. This Agreement shall terminate upon the earlier to occur of: (i) the Director’s death and the payment of proceeds pursuant to Section 5 of this Agreement, or (ii) the termination of the Policy (as listed at Exhibit A hereto) for any reason other than death. This Agreement shall also terminate in connection with termination or amendment of the Plan under certain circumstances, to the extent such termination is permitted by the terms of the Plan.

IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed by its officer thereunto duly authorized and the Director has hereunto set his hand all as of the day and year first above written.

NORTH SHORE BANK, A CO-OPERATIVE BANK		DIRECTOR

By:	/s/ David J. LaFlamme	/s/ Timothy F. Clarke
Title:	President and CEO

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